PROMISSORY NOTE

$632,500.00                                                       March 2, 1998


     FOR VALUE RECEIVED, HPC CORPORATE SERVICES LIMITED (the "Maker"), promises to pay to the order of VDC CORPORATION LTD., a Bermuda corporation (the "Payee"), the amount of Six Hundred Thirty-Two Thousand Five Hundred Dollars ($632,500.00) in accordance with the terms hereof.

     The Maker shall pay interest on any unpaid principal balance hereof from time to time as may be outstanding from the date hereof which shall accrue at the rate of eight percent (8%) per annum (the "Interest Rate"). The entire principal amount of this Note, together with all interest accrued thereon and any penalties due hereunder, shall be payable in lawful money of the United States at Payee's principal offices at 44 Church Street, Hamilton, Bermuda or at such other place or places as Payee shall designate, on the one year anniversary of the date hereof.

     Maker is obligated to make the payments as specified above in accordance with the terms of this Note without defalcation or setoff and without notice or demand, and the failure to receive any notice or demand from Payee shall not be a defense to, or excuse for, the failure to make such payment on the due date.

     Maker shall be in default hereunder upon the occurrence of any of the following events (an "Event of Default"): (i) the failure to make payment when due; (ii) the failure of Maker to observe or perform or cause to be observed or performed any agreement, condition or obligation on Maker's part to be performed hereunder; (iii) the institution by or against Maker of any bankruptcy, insolvency, arrangement, debt adjustment or receivership, proceeding which, if an involuntary bankruptcy petition, remains undismissed for thirty (30) days after the filing thereof; (iv) the adjudication of Maker as a bankrupt or the appointment of a trustee or receiver for all or any part of Maker's property;
(v) the making by Maker of an assignment for the benefit of creditors; (vi) the admission, in writing, by Maker of an inability to pay its debts as they become due.

     Upon the occurrence of any Event of Default, the entire amount outstanding under this Note shall, at the option of Payee, become immediately due and payable without presentment, demand or further action of any kind, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue of any provision of this Note or otherwise obtained.

     The rights and remedies provided herein shall be cumulative and concurrent and shall not be exclusive of any right or remedy provided by law, in equity or otherwise. Said rights and remedies may, at the sole discretion of Payee, be pursued singly, successively or together as often as occasion therefor shall arise, against Maker. No failure on the part of Payee to exercise any of such rights or remedies shall be deemed a waiver of any such rights or remedies or of any Event of Default hereunder.


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     Upon the occurrence of a default or an Event of Default, Payee shall have the right, but not the duty, to cure such default or Event of Default, in part or in its entirety, and all amounts expended or debts incurred by Payee, including reasonable attorneys' fees, shall be deemed to be advances to Maker, shall be added to the amount due under this Note, shall be secured by the security for this Note, if any, and shall be payable by Maker to Payee upon demand.

     Maker hereby waives the benefit of any laws now or hereafter enacted providing for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any part of any security for this Note, exempting all or any part of any other security for this Note or any other property of Maker from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Maker waives and releases Payee and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Payee hereunder. Maker hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Payee, in its sole discretion may elect.

     The Maker and all other endorsers, sureties and guarantors hereby jointly and severally waive presentment and demand for payment, notice of demand, notice of default, notice of dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and also waive notice of the exercise of any options on the part of Payee hereunder.

     The granting, with or without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, provision, condition or agreement contained herein or therein, or the granting of any other indulgence, or the taking or releasing or subordinating of any security for the indebtedness evidenced hereby, or any other modification or amendment of this Note will in no way release or discharge the liability of Maker whether or not granted or done with the knowledge or consent of Maker.

     Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, at law or in equity, unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     In the event any portion of this Note shall be declared by any court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severable from this Note, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid or unenforceable portion was never part of this Note.


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     The obligations of Maker hereunder shall be binding on the heirs, representatives, successors and assigns of Maker and the benefits of this Note shall inure to Payee, and its heirs, representatives, successors and assigns and to any holder of this Note.

     The outstanding balance due under this Note may be prepaid, in the aggregate during the term of this Note, in whole or in part, without penalty or premium. No partial prepayment shall postpone or interrupt payments of the remaining balance, all of which shall continue to be due and payable at the time and in the manner set forth above.

     All notices and other communications required or given under this Note shall be in writing and shall be sent by U.S. certified mail, return receipt requested, or by a nationally recognized overnight courier service, addressed to Payee or to Maker at their respective addresses as set forth in the Asset Purchase Agreement between Maker and Payee.

     This Note, and all issues arising hereunder, shall be governed by and construed according to the laws of the Commonwealth of Bermuda without regard to conflict of laws principles.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Promissory Note to be duly executed as of the 2nd day of March, 1998.


                                             HPC CORPORATE SERVICES LIMITED

                                             /s/ Harold Chaffe
                                                 ------------------------------
                                                 Name:  Harold Chaffe
                                                 Title: Director


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